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                                                           EXHIBIT (10)H.
                                                           (ITEM 601(10))
                                      AGREEMENT

    This Agreement, dated as of February 5, 1996, between Hach Company, a Delaware corporation (hereinafter referred to as the "Company"), and Kenneth Ogan (hereinafter referred to as the "Executive").

                                       RECITALS

    The Executive has recently been employed by the Company and currently serves as a Vice-President. Because of the Executive's extensive experience and his familiarity with the affairs of the Company, the Company wishes to assure that, in the event of a "Change in Control" as hereinafter defined, it will continue to have the Executive available to perform duties substantially similar to those currently being performed by him and to continue to contribute to the Company's growth and success. The Executive is willing to commit to continue in the performance of his services for the Company upon the terms and conditions set forth herein.

                                      COVENANTS

    NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company hereby agrees that, effective upon a "Change in Control," and provided that Executive is still serving as an Executive of the Company at that time, it will

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continue to employ Executive as a Vice-President of the Company to perform the duties described herein, and Executive hereby accepts such employment on the terms and conditions stated herein. It is understood that prior to such "Change in Control," this Agreement shall confer no rights of employment or other benefits (or obligations) whatsoever upon Executive, and that Executive shall remain subject to termination at Will. For purposes of this Agreement, "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934.

    2. TERM OF EMPLOYMENT. Subject to provisions for termination set forth herein, the term of Executive's employment hereunder shall commence on the date of a "Change of Control" and shall extend until three years after the date of such "Change in Control." The Term of Employment shall be automatically renewed at the end of the initial three year term and each extension thereof for an additional year unless either the Executive or the Company gives written notice not later than 6 months prior to the end of the initial term or any extension thereof, stating that the Executive or the Company elects not to extend or further extend the term of Executive's employment hereunder.


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    3.   DUTIES OF EXECUTIVE.  Executive shall be a Vice-President of the
Company and shall perform such duties and responsibilities for the Company as may be assigned to him by the Company and which are not unreasonably inconsistent with the duties currently being performed by the Executive. During the term of his employment, Executive shall devote substantially all of his business time, attention and energy, and his reasonable best efforts, to the interests and business of the Company and to the performance of his duties and responsibilities on behalf of the Company.

    4. COMPENSATION. Throughout the term of Executive's employment hereunder, the Company shall pay Executive, for services to be rendered by him hereunder, a guaranteed minimum salary at an annual rate equal to $135,000.00, less all applicable federal and state income tax withholding, FICA taxes and other payroll taxes. The guaranteed minimum salary shall be reviewed by the Company on a yearly basis to ascertain if any upward adjustment in the annual rate is in order, and if any increase is made, the new annual rate shall become the guaranteed minimum salary under this section 4. Such compensation shall be payable bi-weekly.

    5. VACATION. During the period of Executive's employment hereunder, Executive shall be entitled to the number of paid vacation days in each calendar year, determined by the Company from


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time to time for its senior executive officers, but not less than that number of weeks of vacation each year to which Executive is currently entitled. Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

    6. OTHER BENEFITS. During the period of Executive's employment hereunder, the Company shall make available to the Executive such other benefits as it makes available generally to senior executives of the Company, provided, however, that in the event of a change in the form of benefits that are made available to the Executive, as compared to the benefits made available to the Executive on the date hereof, the Company agrees that the compensation and benefits made available to the Executive shall in the aggregate be no less favorable economically to the Executive than those made available to the Executive on the date hereof, and the Company agrees to use all reasonable efforts to achieve such economic equivalence.

    7. EXPENSES. The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him in the performance of services rendered by him pursuant to this Agreement. Such expenses shall be supported by the documentary evidence required to substantiate them as income tax deductions.

    8. COVENANT RESTRICTING COMPETITION; NONDISCLOSURE OF CONFIDENTIAL INFORMATION.


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         (a) Executive acknowledges that his services are special and unique, and of an unusual and extraordinary character which gives them peculiar value, the loss of which cannot adequately be compensated in damages. Executive further acknowledges that the Company has operations and sells products and services throughout the United States and world-wide. Therefore, Executive agrees that he will not, except with the written consent of the Company, for a continuous period of twelve (12) months commencing immediately following termination of Executive's employment, directly or indirectly engage or become interested in, as a partner, director, officer, principal, agent or employee, any business which competes with products produced, marketed or in development by the Company (including its subsidiaries) at the time of such termination.

         (b) Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to, confidential information of the Company, and is or will be familiar with its businesses, activities, trade secrets, formulas, employees, customer lists, suppliers and the like. Therefore, in order to protect confidential information and to protect other employees who depend upon the Company for regular employment, Executive agrees that, except in connection with his employment by the Company or its subsidiaries, or with the consent of the Company, he will not during or after the term of his employment in any way utilize any


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of said confidential information and he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone. This covenant shall be in addition to, and not in limitation of, any existing agreement of Executive regarding confidential information, which shall remain in full force and effect.

         (c) In the event of a breach of the covenants contained in this section 8, the Company shall be entitled to an injunction restraining such breach in addition to any other remedies provided by law.

         (d) If any provision of this Section 8 is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Section 8 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced.

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    9.   TERMINATION BY THE COMPANY.

         (a) DISABILITY. The Company may terminate the active employment of the Executive if, in the reasonable judgment of the board of directors of the Company, he becomes unable to satisfactorily perform his duties and responsibilities hereunder during the term of his employment because of mental or physical disability. Upon such termination, the Executive shall be relieved of all further obligations hereunder except obligations pursuant to Section 8. In the event of such termination, the Company shall continue to pay to the Executive, until the end of the term of his employment hereunder, a salary at a rate equal to the annual rate in effect on the date of such termination (as set forth in Section 4). Notwithstanding the foregoing, the amounts so payable shall be reduced by any amounts payable to the Executive during the term of his employment hereunder pursuant to any disability benefit, governmental benefit or wage continuation plan of the Company in effect.

         (b) DEATH. In the event of the death of the Executive during the Term, the Company shall make, until the end of the term of employment hereunder, payments at a rate equal to one-half of the annual rate in effect on the date of death. The payments to be made under this Section 9(b) shall not be reduced by reason of any insurance proceeds payable directly to the Executive's


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beneficiaries or estate pursuant to insurance carried or provided by the
Company, and shall be made to such beneficiary as the Executive may designate for that purpose in written notice given to the Secretary of the Company prior to his death, or if the Executive has not so designated, then to the personal representative of his estate.

         (c) TERMINATION FOR CAUSE. In the event of fraud, defalcation, or other similar dishonesty of the Executive involving the operations, funds or other assets of the Company or its subsidiaries is established, or Executive is convicted of a crime involving moral turpitude, or Executive breaches the term of this Agreement in any material respect, then the Company may terminate this Agreement and the employment of the Executive upon giving written notice to the Executive and thereafter, neither the Executive, his surviving spouse or his estate shall be entitled to any further salary or compensation from the Company, but the Executive's obligations under Section 8 shall remain in effect. The parties agree that the provisions of this Section 9(c) shall not be utilized in any manner by the Company to avoid, negate or frustrate application of the provisions of Section 10 of this Agreement.


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     10.  TERMINATION BY EXECUTIVE.

         (a) IF POSITION CHANGES. It is the intention of the parties that the Executive will continue in his present position with the Company during the entire Term. In the event that, at any time during the Term, Executive, without his consent, does not hold such position with the Company or a position with duties and responsibilities that would normally be expected of an officer of the Company with that position (except by reason of termination under Section l0), Executive may terminate his employment by giving to the Secretary of the Company written notice of such termination within three months after this right to terminate arises.

         (b) IF LOCATION OF OFFICE CHANGES. In the event that, at any time during the term of employment, the Company, without employee's consent, changes the location of the Company's offices at which employee works to a location more than 25 miles from its present location, the employee may terminate his employment with the Company by giving to the Secretary of the Company notice in writing within three months after this right to termination arises.

         (c) LUMP SUM PAYMENT. In the event of termination pursuant to subsection (a) or (b) (whether or not exercisable at the time) of this Section 10, the Company shall pay to the Executive, in a lump sum and within 30 days of such termination, an amount equal to the aggregate cash compensation (based on the


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annual rate in effect at the time of such termination) which would have been payable to the Executive during the remaining portion of the Term had such termination not occurred, including any benefits payable to Executive. The amount payable to the Executive in connection with his participation in any stock option plan or program of the Company (or any parent or affiliate of the Company) shall be equal to the difference between the fair market value at the effective date of termination of all outstanding options (whether or not exercisable at the time) then held by the Executive less the aggregate option price that would be payable by the Executive to acquire such shares. Such amount may be paid to the Executive in cash, or at the Company's option, shall be deemed to be received by the Executive if the Executive is given the opportunity to make a "cashless exercise" of the vested portion of the shares.

    11. ASSIGNMENT. This Agreement is binding upon and shall be for the benefit of the successors and assigns of the Company, including any corporation or any other form of business organization with which the Company may merge or consolidate, or to which it may transfer substantially all of its assets. Executive shall not assign his interest in this Agreement or any part thereof.


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    12.  CONSENT OF THE COMPANY.  Any act, request, approval, consent or opinion of the Company under this Agreement, must be in writing and may be authorized, given or expressed only by resolution of the board of directors of the Company, or by such other person as the board of directors of the Company may designate.

    13. NOTICES. Any notice required hereunder to be given shall be in writing and if:
         (a) by the Company to Executive shall be directed to him at his address set forth below, or to such other address as he shall have furnished in writing to the Company; or

         (b) by Executive to the Company shall be directed to Hach Company, 5600 Lindbergh Drive, Loveland, Colorado 80537, Attn: Secretary, or to such designee or other address as the board of directors shall name and have furnished in writing to Executive.

    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

    15. ENFORCEMENT EXPENSES AND ARBITRATION. The Company agrees to reimburse the Executive for all costs and expenses incurred by him (including the reasonable fees of his counsel) in successfully enforcing any of his rights under this Agreement or any claim arising out of the breach thereof. In addition, the


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parties acknowledge the relative economic power of the Company versus the
Executive, and the ability of the Company to resist the conclusion of litigation should the Executive institute legal proceedings to enforce this Agreement or to recover damages for the breach thereof. In recognition of this, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, at the sole election of the Executive; provided, however, that an action by the Company to enforce its rights under Section 8 hereof shall be excluded from the arbitration provisions of this Section 15.
Any such election by Executive shall be made by written notice given to the Company any time after such controversy or claim arises, and in the event Executive is served with process relating to any court proceeding concerning any such claim or controversy commenced by the Company, such election, to be effective, shall be made by written notice within 15 days of the time Executive is served with such process. Commencement of court proceedings by Executive shall be deemed an election not to arbitrate. In the event the Company commences court proceedings (other than an action by the Company solely to enforce its rights under Section 8 hereof) and is given notice of the election to arbitrate by the Executive within the time period set forth above, the Company agrees to promptly dismiss such court



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proceedings and submit to arbitration.  In the event of such arbitration, judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                            HACH COMPANY

                                            By:  /s/Bruce Hach
                                                ---------------
                                            Title: President


                                            /s/ Kenneth Ogan
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                                            3465 Lockwood  #N61
                                            Fort Collins, CO 80525

                                             ----------------------
                                                      Address


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